Exhibit 99.1

ACI Worldwide, Inc. Reports Double-Digit Revenue Growth for Full Year Ended December 31, 2025

2025 HIGHLIGHTS
•Total revenue of $1.76 billion grew 10%, and recurring revenue of $1.21 billion grew 11% versus prior year
•Net income increased 12%, and total Adjusted EBITDA increased 9% versus prior year
•In Q4, signed a major UK bank for Connetic, expanding the geographic reach of ACI's cloud‑native payments hub platform
•Generated $323 million in cash flow from operating activities and returned $203 million to shareholders
•Expect revenue growth of 7% to 9% in 2026

Omaha, NE — February 26, 2026 — ACI Worldwide (NASDAQ: ACIW), a leading provider of global payments technology, today reported strong financial results for fourth quarter and full year ended December 31, 2025. The company also provided its full-year 2026 outlook for revenue and adjusted EBITDA which reflects continuing momentum.

“ACI delivered another year of double‑digit organic revenue growth, reflecting focused execution against our multi‑year growth initiatives and value creation strategy,” said Thomas Warsop, President and CEO of ACI. “Our results continue to be driven by mission‑critical payment and billing software that is deeply embedded in our customers’ complex and highly regulated workflows, creating durable, long‑term relationships. In 2025, revenue in our Payment Software segment increased 9%, while our Biller segment grew 13%. During the fourth quarter, we signed an additional ACI Connetic customer and continue to see growing demand for our cloud‑native payments platform. As we enter 2026, we remain focused on executing our strategy, advancing innovation across our payments portfolio, and driving long‑term shareholder value.”

“2025 reflected consistent execution and disciplined financial performance for ACI,” said Robert Leibrock, Chief Financial Officer of ACI. “We delivered 10% revenue growth, generated $323 million in operating cash flow, returned $203 million to shareholders, and reduced net leverage to 1.2x. Our 2026 guidance is consistent with our long‑term framework and reflects the durability of our recurring revenue base, continued margin discipline, and increased flexibility to return 50% to 60% of operating cash flow to shareholders, while continuing to invest in high‑return organic initiatives and preserving capacity for disciplined, strategic M&A within our targeted leverage range.”

FINANCIAL SUMMARY
In 2025, total revenue was $1.76 billion, up 10% from 2024 and recurring revenue was $1.21 billion, up 11% from 2024. Net income was $227 million in 2025, which includes a $22 million after-tax gain on the sale of ACI's minority interest in India-based Mindgate, up 12% from 2024. Total adjusted EBITDA in 2025 was $506 million, up 9% from 2024. Cash flow from operating activities in 2025 was $323 million, versus $359 million for 2024, reflecting normal timing differences in working capital, including receivables and deferred revenue.
•In 2025, Payment Software segment revenue increased 9%, and adjusted EBITDA increased 10% versus 2024.
•In 2025, Biller segment revenue increased 13%, and adjusted EBITDA increased 7% versus 2024.

ACI ended 2025 with $196 million in cash on hand and a debt balance of $823 million, representing a net debt leverage ratio of 1.2x adjusted EBITDA. In 2025, the Company repurchased approximately 4.2 million shares for $203 million in capital. At year-end 2025, the Company had $456 million remaining available on the share repurchase authorization.

BOARD OF DIRECTORS REFRESHMENT
ACI Worldwide’s Board of Directors remains committed to thoughtful refreshment and the continued expansion of relevant and complementary expertise. The Company is pleased to announce the appointment of Kimberly deBeers, whose extensive professional and advisory experience in corporate governance, strategic transactions, and risk oversight will further strengthen the Board’s capabilities. This appointment follows the previously announced additions of Didier Lamouche and Todd Ford in the fourth quarter of 2025. As part of a planned and orderly succession process, Janet Estep and Charles Peters have transitioned off the Board, effective February 23, 2026.

Q1 AND FULL YEAR 2026 GUIDANCE
For the full year of 2026, we expect revenue growth to be in the 7% to 9% range on a constant currency basis, or in the range of $1.88 billion to $1.91 billion. We expect adjusted EBITDA to be in the range of $530 million to $550 million. For Q1 2026, we expect revenue to be between $405 million and $415 million and adjusted EBITDA of $88 million to $93 million.

In 2026, ACI expects to allocate 50% to 60% of cash flow from operating activities toward share repurchases under its existing repurchase authorization, subject to market conditions.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/. To join the live audio call, please dial +1 (800) 715-9871, provide your name, the conference name of ACI Worldwide, Inc. and conference ID 88945; alternatively, to reduce operator assisted delays joining the call, we invite you to register in advance by visiting https://registrations.events/direct/Q4I8894556676. This process will provide you with a unique passcode allowing you to join the call without operator assistance.

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With nearly 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2026.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) our results continue to be driven by mission‑critical payment and billing software that is deeply embedded in our customers’ complex and highly regulated workflows, creating durable, long‑term relationships, (ii) we signed an additional ACI Connetic customer and continue to see growing demand for our cloud-native payments platform, (iii) as we enter 2026, we remain focused on executing our strategy, advancing innovation across our payments portfolio, and driving long term shareholder value, (iv) our 2026 guidance is consistent with our long term framework and reflects the durability of our recurring revenue base, continued margin discipline, and increased flexibility to return 50% to 60% of operating cash flow to shareholders, while continuing to invest in high return organic initiatives and preserving capacity for disciplined, strategic M&A within our targeted leverage range, and (v) Q1 2026 and full-year 2026 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, reliance on third-party cloud infrastructure and related services, reliance on third-parties, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adoption of ACI Connetic, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$196,462	$216,394
Receivables, net of allowances	445,866	414,399
Settlement assets	397,346	318,871
Prepaid expenses	29,876	29,218
Other current assets	19,564	11,940
Total current assets	1,089,114	990,822
Noncurrent assets
Accrued receivables, net	391,719	360,079
Property and equipment, net	37,363	35,069
Operating lease right-of-use assets	28,733	28,864
Software, net	77,523	92,893
Goodwill	1,231,128	1,226,026
Intangible assets, net	147,062	165,377
Deferred income taxes, net	73,124	72,713
Other noncurrent assets	29,141	53,450
TOTAL ASSETS	$3,104,907	$3,025,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$64,931	$45,422
Settlement liabilities	396,034	317,484
Employee compensation	56,142	55,567
Current portion of long-term debt	40,941	34,928
Deferred revenue	73,637	75,419
Other current liabilities	73,958	73,808
Total current liabilities	705,643	602,628
Noncurrent liabilities
Deferred revenue	13,620	19,304
Long-term debt	776,667	889,649
Deferred income taxes, net	38,514	39,920
Operating lease liabilities	22,609	22,592
Other noncurrent liabilities	28,776	26,873
Total liabilities	1,585,829	1,600,966
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	761,523	731,927
Retained earnings	1,824,743	1,598,085
Treasury stock	(964,752)	(784,914)
Accumulated other comprehensive loss	(103,138)	(121,473)
Total stockholders’ equity	1,519,078	1,424,327
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,104,907	$3,025,293

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues
Software as a service and platform as a service	$253,191	$223,481	$1,008,448	$897,979
License	158,344	159,322	461,505	412,306
Maintenance	50,797	46,717	201,280	190,763
Services	19,268	23,518	88,549	93,240
Total revenues	481,600	453,038	1,759,782	1,594,288
Operating expenses
Cost of revenue (1)	226,335	200,087	897,651	791,783
Research and development	44,959	38,614	167,541	146,677
Selling and marketing	33,437	34,360	125,074	118,352
General and administrative	43,365	33,437	142,706	118,379
Depreciation and amortization	24,670	24,252	96,896	110,962
Total operating expenses	372,766	330,750	1,429,868	1,286,153
Operating income	108,834	122,288	329,914	308,135
Other income (expense)
Interest expense	(13,826)	(16,634)	(57,847)	(72,471)
Interest income	3,200	4,093	14,874	15,926
Other, net	831	511	19,729	(1,181)
Total other income (expense)	(9,795)	(12,030)	(23,244)	(57,726)
Income before income taxes	99,039	110,258	306,670	250,409
Income tax expense	34,703	11,703	80,012	47,291
Net income	$64,336	$98,555	$226,658	$203,118
Income per common share
Basic	$0.63	$0.94	$2.18	$1.93
Diluted	$0.62	$0.93	$2.16	$1.91
Weighted average common shares outstanding
Basic	102,889	105,104	103,956	105,491
Diluted	103,442	106,318	104,805	106,493

(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$64,336	$98,555	$226,658	$203,118
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,308	3,162	12,836	18,161
Amortization	21,414	21,090	84,112	92,801
Amortization of operating lease right-of-use assets	2,453	2,369	9,698	9,706
Amortization of deferred debt issuance costs	416	655	2,107	2,912
Deferred income taxes	(190)	(10,901)	943	(13,130)
Stock-based compensation expense	25,214	11,116	70,633	41,281
Gain on sale of equity investment	—	—	(25,927)	—
Other	125	1,740	2,117	1,920
Changes in operating assets and liabilities, net of impact of divestiture:
Receivables	(11,844)	(27,282)	(46,160)	(23,583)
Accounts payable	1,320	(1,026)	11,318	(268)
Accrued employee compensation	8,728	14,012	(726)	2,887
Deferred revenue	7,280	10,002	(10,345)	11,886
Other current and noncurrent assets and liabilities	(785)	2,990	(14,433)	11,057
Net cash flows from operating activities	121,775	126,482	322,831	358,748
Cash flows from investing activities:
Purchases of property and equipment	(5,177)	(6,939)	(12,907)	(15,402)
Purchases of software and distribution rights	(1,802)	(6,471)	(20,445)	(29,649)
Proceeds from sale of equity investment	—	—	46,021	—
Acquisition of business, net of cash acquired	(5,447)	—	(5,447)	—
Net cash flows from investing activities	(12,426)	(13,410)	7,222	(45,051)
Cash flows from financing activities:
Proceeds from issuance of common stock	914	789	3,417	2,918
Proceeds from exercises of stock options	6,636	4,375	7,898	6,329
Repurchase of stock-based compensation awards for tax withholdings	(4,395)	(3,812)	(28,249)	(13,111)
Repurchases of common stock	(52,615)	—	(202,638)	(127,670)
Redemption of 2026 Notes	—	—	(400,000)	—
Proceeds from revolving credit facility	—	—	290,000	184,000
Repayment of revolving credit facility	(40,000)	(61,000)	(160,000)	(238,000)
Proceeds from term portion of credit agreement	—	—	200,000	500,000
Repayment of term portion of credit agreement	(10,625)	(9,375)	(40,000)	(557,198)
Payments on other debt, net	(8,961)	(5,555)	(20,926)	(14,854)
Payments for debt issuance costs	—	—	(134)	(5,141)
Net increase (decrease) in settlement assets and liabilities	7,646	(43,174)	13,985	(25,470)
Net cash flows from financing activities	(101,400)	(117,752)	(336,647)	(288,197)
Effect of exchange rate fluctuations on cash	(2,364)	1,028	572	697
Net increase (decrease) in cash and cash equivalents	5,585	(3,652)	(6,022)	26,197
Cash and cash equivalents, including settlement deposits, beginning of period	253,411	268,670	265,018	238,821
Cash and cash equivalents, including settlement deposits, end of period	$258,996	$265,018	$258,996	$265,018
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$196,462	$216,394	$196,462	$216,394
Settlement deposits	62,534	48,624	62,534	48,624
Total cash and cash equivalents	$258,996	$265,018	$258,996	$265,018

Adjusted EBITDA (millions)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income	$64.3	$98.6	$226.7	$203.1
Plus:
Income tax expense	34.7	11.7	80.0	47.3
Net interest expense	10.6	12.5	43.0	56.5
Net other (income) expense	(0.8)	(0.5)	(19.7)	1.2
Depreciation expense	3.3	3.2	12.8	18.2
Amortization expense	21.4	21.1	84.1	92.8
Non-cash stock-based compensation expense	25.2	11.1	70.6	41.3
Adjusted EBITDA before significant transaction-related expenses	$158.7	$157.7	$497.5	$460.4
Significant transaction-related expenses:
Cost reduction strategies	1.5	—	7.7	4.3
Other	0.7	—	1.2	1.0
Adjusted EBITDA	$160.9	$157.7	$506.4	$465.7
Revenue, net of interchange:
Revenue	$481.6	$453.0	$1,759.8	$1,594.3
Interchange	137.4	115.7	554.6	469.4
Revenue, net of interchange	$344.2	$337.3	$1,205.2	$1,124.9

Net adjusted EBITDA Margin	47%	47%	42%	41%

Segment Information (millions)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Payment Software	$278.0	$272.8	$942.1	$867.8
Biller	203.6	180.2	817.7	726.5
Total	$481.6	$453.0	$1,759.8	$1,594.3
Recurring revenue
Payment Software	$100.4	$90.0	$392.0	$362.2
Biller	203.6	180.2	817.7	726.5
Total	$304.0	$270.2	$1,209.7	$1,088.7
Segment adjusted EBITDA
Payment Software	$172.2	$167.6	$543.7	$495.1
Biller	37.9	32.1	140.7	131.2

Note: Amounts may not recalculate due to rounding.

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended December 31,
	2025		2024
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.62	$64.3	$0.93	$98.6
Adjusted for:
Significant transaction-related expenses	0.02	1.7	—	—
Amortization of acquisition-related intangibles	0.04	4.2	0.04	4.5
Amortization of acquisition-related software	0.03	3.3	0.03	3.3
Non-cash stock-based compensation	0.19	19.9	0.08	8.8
Total adjustments	$0.28	$29.1	$0.15	$16.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.90	$93.4	$1.08	$115.2

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Years Ended Years Ended December 31,
	2025		2024
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$2.16	$226.7	$1.91	$203.1
Adjusted for:
Gain on divestiture	(0.21)	(21.7)	—	—
Significant transaction-related expenses	0.07	6.9	0.07	7.4
Amortization of acquisition-related intangibles	0.16	16.7	0.22	23.3
Amortization of acquisition-related software	0.12	12.9	0.13	13.8
Non-cash stock-based compensation	0.53	55.8	0.31	32.6
Total adjustments	$0.67	$70.6	$0.73	$77.1
Diluted EPS adjusted for non-cash and significant transaction-related items	$2.83	$297.3	$2.64	$280.2

Recurring Revenue (millions)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
SaaS and PaaS fees	$253.2	$223.5	$1,008.4	$898.0
Maintenance fees	50.8	46.7	201.3	190.8
Recurring revenue	$304.0	$270.2	$1,209.7	$1,088.7

New Bookings (millions)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Annual recurring revenue (ARR) bookings	$24.4	$35.2	$70.3	$65.7
License and services bookings	65.1	115.1	254.6	290.0

Note: Amounts may not recalculate due to rounding.